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                                                                  Exhibit 99.2

Contact:      Frederick G. Kraegel
              Chief Financial Officer
              (630) 579-2230
                                                         FOR IMMEDIATE RELEASE
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                 FACTORY CARD OUTLET FILES FOR BANKRUPTCY COURT
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            PROTECTION TO ADDRESS NEAR-TERM OPERATIONAL DISRUPTIONS
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                 Receives Preliminary Approval For $50 Million
Debtor-In-Possession Financing And Is Authorized To Continue "Business As Usual"

NAPERVILLE, IL, MARCH 26, 1999 - Factory Card Outlet Corp. (NASDAQ: FCPY) announced yesterday that, to address certain near-term operational and liquidity disruptions, it had, together with its wholly-owned subsidiary, Factory Card Outlet of America Ltd., commenced on Tuesday, March 23, 1999, voluntary cases under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Court authorized the Company to continue to conduct business as usual while it devotes renewed efforts to resolve its near-term operational and liquidity problems and develops a reorganization plan.

The Company also announced that it had obtained preliminary approval from the Court for a new $50 million debtor-in-possession financing facility provided by Foothill Capital Corporation and Paragon Capital LLC, two asset based lending firms specializing in providing financing to the retail industry. The new facility provides an immediate source of funds to the Company, enabling it to satisfy the customary obligations associated with the daily operation of its business, including the timely payment of new inventory shipments, employee wages and other obligations. As a result of the filing, and in accordance with the NASDAQ rules, NASDAQ has temporarily halted trading in the Company's stock pending the receipt of information on the Company's financial condition and reorganization plans. The Company is cooperating with NASDAQ and will be providing the requested information within the next few days.

All Factory Card Outlet stores across the nation are open and conducting business as usual.
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         FACTORY CARD OUTLET CORP. NEWS RELEASE/March 26, 1999/Page Two


"We believe we have the best franchise in the card, party supply and special occasion industry and that our business is fundamentally sound", said Stewart M. Kasen, Chairman, President and Chief Executive Officer of the Company. "With court protection under Chapter 11, Factory Card Outlet will have the breathing room necessary to address the operational and liquidity concerns that compelled this filing, and enable it to emerge as an even stronger company. While our efforts throughout the past several months to resolve our liquidity constraints were not successful, I am convinced that the rehabilitative process of Chapter 11 is the best way to resolve our remaining issues quickly and protect our valuable franchise".


Founded in 1985, Factory Card Outlet Corp., along with its wholly-owned subsidiary, Factory Card Outlet of America Ltd., manage the largest chain of company-operated superstores in the card, party supply and special occasion industry in the United States, currently operating 210 stores throughout 23 states. A majority of Factory Card Outlet stores are located in the Midwest. Factory Card Outlet has grown to be a dominant player and one of the first superstore chains to emerge in the greeting card and party supply industry. In the past four years alone Factory Card Outlet opened 153 new stores and, on a consolidated basis, has reported net sales for the fiscal year ended January 30, 1999 of $226.5 million, up from $78.9 million in fiscal 1995.

Certain statements in this news release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors many of which are described in the Company's Transition Report on Form 10-K and other filings with the Securities and Exchange Commission which may cause the actual results or achievements expressed or implied thereby to be materially different from such forward-looking statements.